EXHIBIT 21 - LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at
                               December 31, 1994.

                                             State or Jurisdiction
                                                of Incorporation        %
                                                 or Organization       Owned
                                             ----------------------    -----

ELI LILLY AND COMPANY   (1)                       Indiana

  Eli Lilly International Corporation             Indiana               100
    Eli Lilly Int'l. Corp.-Branch:                England               100
    Eli Lilly Int'l. Corp.-Branch:                Poland                100
    Eli Lilly Iran, S.A.                          Iran                  100
    ELCO Insurance Company, Ltd.                  Bermuda               100

  Eli Lilly Interamerica, Inc.                    Indiana               100
    Eli Lilly Interamerica, Inc.-Branch:          Argentina             100
    Eli Lilly Interamerica, Inc.-Branch:          Columbia              100
    Eli Lilly Interamerica, Inc.-Branch:          Peru                  100
    Eli Lilly Interamerica, Inc.-Branch:          Dominican Republic    100
    Elanco Quimica Limitada                       Brazil                100
      Eli Lilly do Brasil Limitada                Brazil                100
        Darilor Sociedad Anonima                  Uruguay               100
      Beimirco Sociedad Anonima                   Uruguay               100
    Eli Lilly Interamerica Inc., y Compania
     Limitada                                     Chile                 100

  STC Pharmaceuticals, Inc.                       Indiana               100

  Dista, Inc.                                     Indiana               100

  Eli Lilly de Centro America, S.A.               Guatemala             100
    Eli Lilly de Centro America, S.A.-Branch:     Panama                100
    Eli Lilly de Centro America, Sociedad Anonima Costa Rica            100

  Eli Lilly y Compania de Mexico, S.A. de C.V.    Mexico                100
  Dista Mexicana, S.A. de C.V.                    Mexico                100

  EPCO, Inc.                                      Indiana               100
    DowElanco*                                    Indiana                40

  Hybritech, Incorporated                         California            100
    Hybritech International, Inc.                 California            100
      Hybritech Europe, S.A.                      Belgium               100
    Hybritech Clinical, Inc.                      California            100
    Hybrigenetics Cancer Research, Inc.           California            100
    Hybritech G.m.b.H.                            Germany               100
    Hybritech International Sales Corp.           California            100

  Pacific Biotech, Inc.                           California            100
  Eli Lilly Industries, Inc.                      Delaware              100
  Eli Lilly and Company (Taiwan), Inc.            Taiwan                100
  CBI Uniforms, Inc.*                             Delaware               50
  Control Diabetes Services, Inc.                 Indiana               100
  Integrated Disease Management, Inc.             Indiana               100

                EXHIBIT 21 - LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at
                               December 31, 1994.

                                             State or Jurisdiction
                                                of Incorporation       %
                                                 or Organization     Owned
                                             ---------------------   -----

  PCS Holding Corporation                         Delaware            100
    Clinical Pharmaceuticals, Inc.                Delaware            100
      Convenience Office Prescriptions            California          100
    Integrated Medical Systems, Inc.*             Colorado            27.6
    LP Holding Corporation                        Maryland            100
      PCS Health Systems, Inc.                    Delaware            100
        PCS of New York, Inc.                     New York            100
        PCS Services, Inc.                        Delaware            100
    Guidant Corporation                           Indiana              80
      Advanced Cardiovascular Systems, Inc.       California          100
        Heart Rhythm Technologies, Incorporated   California          100
        Origin Medsystems, Inc.                   Delaware            100
          Gynecare, Inc.                          California           60
        Guidant Canada Corporation                Canada              100
        ACS Medizintechnik GmbH                   Germany             100
          Guidant B.V.&Co. Medizintechnik KG      Germany             100
      Cardiac Pacemakers, Inc.                    Minnesota           100
        CPI del Caribe, Ltd.                      Minnesota           100
        CPI Delaware, Inc.                        Delaware            100
        Guidant Italy, S.r.l.                     Italy               100
        Guidant B.V.                              Netherlands         100
          Elmedin-Guidant S.A.                    Spain              50>51
          GuidantJapan K.K.                       Japan               100
          Guidant Limited (U.K.)                  England             100
          Guidant France S.A.                     France              100
          Guidant Belgium S.A.                    Belgium             100
          Guidant Skandinavia A.B.                Sweden              100
       Devices for Vascular Intervention, Inc.    California          100
       Guidant Europe S.A.                        Belgium             100

  ELCO Management Corporation                     Delaware            100

                EXHIBIT 21 - LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at
                               December 31, 1994.

                                        State or Jurisdiction
                                           of Incorporation              %
                                            or Organization            Owned
                                        ---------------------          -----

ELCO MANAGEMENT CORPORATION                       Delaware              100

  Eli Lilly Australia Pty. Limited                 Australia            100
    Eli Lilly Australia Custodian Pty. Limited     Bermuda              100
    AZA Research Pty. Ltd.                         Australia             49
    Eli Lilly and Company (N.Z.) Limited           New Zealand          100
      Eli Lilly (NZ) Staff Benefits Custodian Ltd. New Zealand          100

  Eli Lilly Canada, Inc.                           Canada               100
  ELCO Dominicana, S.A.                            Dominican Republic   100
  ELCO International Sales Corporation             Virgin Islands-US
                                                     Possess.           100

  Eli Lilly Group Limited                          England              100
    Lilly Industries Limited                       England              100
      Dista Products Limited                       England              100
      Eli Lilly and Company Limited                England              100
      Lilly Research Centre Limited                England              100
      Elanco Products Limited                      England              100
      Creative Packaging Limited                   England              100
      Greenfield Pharmaceuticals Limited           England              100
      Lilly Medical Instruments Limited            England              100
    Eli Lilly Group Pension Trustees Limited       England              100

  Lilly Deutschland G.m.b.H.                       Germany              100
    Eli Lilly (Suisse) S.A. & Co.Beteiligungs-KG   Germany              100
      Beiersdorf-Lilly G.m.b.H.                    Germany               51
      Lilly Medizintechnik G.m.b.H.                Germany              100
        Danimed G.m.b.H. & Co. KG                  Germany               80

  Eli Lilly & Co. (Ireland) Limited                Ireland              100

  Eli Lilly Overseas Finance N.V.                  Netherlands Antilles 100
    Eli Lilly Overseas Finance II N.V.             Netherlands Antilles 100

  Eli Lilly Asia, Inc.                             Delaware             100
    Eli Lilly Asia, Inc. - Branch                  Hong Kong            100
    Eli Lilly Asia, Inc. - Branch                  Korea                100
    Eli Lilly Asia, Inc. - Branch                  Thailand             100

  Eli Lilly S.A.                                   Switzerland          100

                EXHIBIT 21 - LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at
                               December 31, 1994.

                                    State or Jurisdiction
                                      of Incorporation                 %
                                       or Organization               Owned
                                    ----------------------           -----

ELI LILLY S.A.                            Switzerland                 100

  Branch                                  Ireland                     100
  Eli Lilly Export S.A.                   Switzerland                 100
    Puerto Rico - Branch                  Puerto Rico                 100
    Egyptian Branch                       Egypt                       100
    Egyptian Branch                       Egypt                       100
  GEMS Services, S.A.                     Belgium                     100
  T. P. Eli Lilly and Elanco D.O.O.       Yugoslavia                  100
  Elanco Trustees Limited                 Ireland                     100
  DowElanco, B.V. *                       Netherlands                  40
  Eli Lilly (Suisse) S.A                  Switzerland                 100
    Iranian Branch                        Iran                        100
    Bulgarian Branch                      Bulgaria                    100
    Czech Republic Branch                 Czech Repub.                100
    Ivory Coast Branch                    Ivory Coast                 100
    Kazakhstan Branch                     Kazakhstan                  100
    Lithuanian Branch                     Lithuanian                  100
    Pakistani Branch                      Pakistan                    100
    Romanian Branch                       Romania                     100
    Russian Branch                        Russia                      100
    Saudi Arabian Branch                  Saudi Arabia                100
    Slovakian Branch                      Slovakia                    100
    Ukraine Branch                        Ukraine                     100
    United Arab Emirates Branch           U.A.E.                      100
  Oldfields Financial Management S.A.     Switzerland                 100
  Eli Lilly Nederland B.V.                Netherlands                 100
    Eli Lilly Ges.m.b.H.                  Austria                     100
    Lilly Development Centre S.A.         Belgium                     100
    Lilly-MDD Mont-Saint-Guibert
         Headquarters S.A.                Belgium                     100
    Lilly Clinical Operations S.A.        Belgium                     100
    Eli Lilly Benelux, S.A.               Belgium                     100
    Eli Lilly Denmark A/S                 Denmark                     100
    OY Eli Lilly Finland Ab               Finland                     100
    Lilly France S.A.                     France                      100
    Medco Ltd.                            Hungary                      50
    Lilly Hungaria KFT                    Hungary                     100
    Eli Lilly (Philippines), Incorporated Philippines                 100
    Eli Lilly Ranbaxy Limited *           India                      50<51
    Dista Italia S.r.l.                   Italy                       100
    Eli Lilly Italia S.p.A.               Italy                       100
    Eli Lilly Japan K.K.                  Japan                       100
    Daewoong Lilly Pharmaceutical
        Co., Ltd.                         Korea                        50
    Eli Lilly Malaysia Sdn Bhd.           Malaysia                    100
    Eli Lilly Maroc S.A.R.L.              Morocco                     100
    ELCO Production Services B.V.         Netherlands                 100
    Eli Lilly Norge A.S.                  Norway                      100
    Eli Lilly-Gohar (Private) Limited *   Pakistan                     30
    Eli Lilly Polska Sp.z.o.o. (Ltd.)     Poland                      100
    Lilly Industries Poland Sp. z.o.o.    Poland                      100

                EXHIBIT 21 - LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at
                               December 31, 1994.

                                            State or Jurisdiction
                                               of Incorporation          %
                                                or Organization        Owned
                                             ---------------------     -----

ELI LILLY S.A.

  Eli Lilly Nederland B.V. (cont'd)                Netherlands          100
    Dista-Produtos Quimicos & Farmaceuticos, LDA   Portugal             100
    Lilly-Farma, Produtos Farmaceuticos, Lda.      Portugal             100
    ELVA Joint Laboratory *                        Russia                50
    Pharmaserve - Lilly S.A.C.I.                   Greece                50.9
    Eli Lilly Asia Pacific Pte.Ltd.                Singapore            100
    Eli Lilly (S.A.) (Proprietary) Limited         South Africa         100
    Elanco-Valquimica, S.A.                        Spain               50<51
      Derly, S.A.                                  Spain               50<51
      Dista, S.A.                                  Spain               50<51
      Lilly, S.A.                                  Spain               50<51
    Geserco, S.A.                                  Spain               50<51
    Hybritech, S.A.                                Spain               50<51
    Eli Lilly Sweden AB                            Sweden               100
    Lilly Ilac Ticaret A.S.                        Turkey               100
    Eli Lilly y Compania de Venezuela, S.A.        Venezuela            100


(1) All of the companies listed, except those that are asterisked, are included in the consolidated financial statements.

* Not Consolidated.